Exhibit 4.1

[SPECIMEN UNIT CERTIFICATE]

No.	MARATHON ACQUISITION CORP.	UNIT (S)

CUSIP NO.	Incorporated under the Laws of the State of Delaware

UNIT(S) CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT, EACH TO PURCHASE ONE SHARE OF COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                                                                                                                                                 IS THE OWNER OF                                                                                                                                                                                                      UNIT(S). Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Marathon Acquisition Corp., a Delaware corporation (the “Corporation”), and one warrant (each, a “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). The Common Sock and Warrant comprising each Unit represented by this certificate are not transferable separately prior to five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option and the exercise in full by the underwriters of such option. The terms of the Warrants are governed by a Warrant Agreement (the “Warrant Agreement”) and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Corporation, and are available to any Warrant holder on written request and without cost.

WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officer.

Dated:                      , 2006

MARATHON ACQUISITION CORP.

CORPORATE SEAL	Authorized Officer
2006
DELAWARE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -		Custodian

TEN ENT	tenants by the entireties		(Cust)		(Minor)

JT TEN			Under Uniform Gifts to Minors

	as joint tenants with right of survivorship		Act:

	and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

Marathon Acquisition Corp.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

For Value Received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

        IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                      Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.